Altus Power Announces Acquisition of 84MW Portfolio from Vitol, Adding Thousands of Customers in New York, New Jersey, and Maine

Clean electric power generated from solar arrays across the Northeast to benefit Community Solar subscribers, school districts and municipalities

Stamford, Conn.- January 31, 2024 - Altus Power (NYSE: AMPS), the leading commercial-scale provider of clean electric power, today announced the signing and closing of approximately 84 MWs of commercial-scale solar arrays from Vitol, the largest independent energy trader globally, for total proceeds of approximately $118 million. The acquisition adds thousands of new long-term Community Solar, school district and other enterprise customers served by a mix of rooftop, ground and carport arrays to Altus Power’s strong customer base across the Northeast, notably in New York, New Jersey and Maine.

“We’re proud of our robust pipeline that is adding Community Solar subscribers, school districts and other enterprises to Altus Power’s growing customer base. Our expansion in the Northeast offers additional scale in these markets and allows us to continue to enhance the services that we offer our customers,” said Gregg Felton, co-CEO and co-founder, Altus Power. “This bilateral acquisition kicks off what we expect to be a long-term strategic partnership with Vitol, a world-class leader in energy asset management, and we look forward to expanding our relationship through future development assets.”

“Altus Power has an excellent reputation as a trusted and successful operator of solar assets,” said David Munsky, President of VC Renewables LLC, a wholly-owned subsidiary of Vitol. “We are pleased to be transferring this portfolio to such a well-respected company. Vitol continues to be committed to building its renewable power portfolio with a focus on larger utility scale projects as part of its commitment to the energy transition.”

Altus Power already has a significant customer presence in the Northeast. The additional assets will leverage the company’s platform to efficiently serve its customers in the market at scale and allow for increased engagement with both corporate and Community Solar clients. The clean electric power generated by the new assets will:
-Benefit nearly 2,000 Community Solar subscribers
-Serve an additional 20 municipal, education and enterprise clients
-Result in the carbon avoidance of more than 69,000 metric tons of CO2 annually, the equivalent of keeping more than 15,000 gas-powered vehicles off the road.

The acquisition was closed using cash on hand and Altus expects to expand its funding facility with Blackstone in the near term to secure long-term financing.

Altus Power’s portfolio across 25 states serves enterprises committed to achieving carbon reduction goals, anchored by the company’s distributed solar arrays. As one of the pioneers of Community Solar, Altus Power currently serves more than 20,000 subscribers nationwide. Community Solar provides homeowners and renters of diverse income brackets access to the benefits of clean energy savings without requiring customers to provide their roofs for the installation of solar panels.

About Altus Power
Altus Power, based in Stamford, Connecticut, is the leading commercial-scale provider of clean electric power serving commercial, industrial, public sector and Community Solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (2) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 30th, 2023, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
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For More Information

Chris Shelton
Head of Investor Relations
mediarelations@altuspower.com